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Exhibit 99.1


                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER
                         PURSUANT TO 18 U.S.C. SS.1350


Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Executive Officer of Z-Tel Technologies, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ D. Gregory Smith
--------------------
D. Gregory Smith
March 31, 2003


A signed original of this written statement required by Section 906 has been provided to Z-Tel Technologies Inc. and will be retained by Z-Tel Technologies Inc. and furished to the Securities and Exchange Commission or its staff upon request.